UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2006

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2006, Marchex, Inc., a Delaware corporation (the “Registrant”) issued a press release announcing that on December 5, 2006, Registrant entered into a cash repurchase agreement with Piper Jaffray & Co. (“Piper”) pursuant to which Piper facilitated Registrant’s repurchase of an aggregate of 132,379 shares of Registrant’s outstanding shares of 4.75% convertible exchangeable preferred stock, $0.01 par value per share (the “Preferred Stock”) at $195.00 per share, representing a total cash expenditure of approximately $26 million. Such shares were originally issued in February of 2005 in connection with Registrant’s follow-on public offering pursuant to which Piper acted as Registrant’s lead manager and sole book-runner. Following the closing of the aforementioned repurchase transaction, an aggregate of 9,758 shares of preferred stock remain outstanding from the original 230,000 shares of preferred stock which were issued in February of 2005 in connection with the Registrant’s follow-on offering.

The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Registrant, dated December 7, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2006	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Registrant, dated December 7, 2006.

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